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                                                              Exhibit 10.16a

                      FIRST AMENDMENT TO LOAN AGREEMENT
                      ---------------------------------

         THIS FIRST AMENDMENT TO LOAN AGREEMENT (this "Amendment") is made and entered into effective as of the 1st day of October, 2001, by and among LACLEDE GAS COMPANY, a Missouri corporation ("Borrower"), U. S. BANK NATIONAL ASSOCIATION (formerly known as Firstar Bank, N. A.), BANK ONE, NA, THE FUJI BANK LIMITED, COMERICA BANK and BANK HAPOALIM B.M. (each, individually, a "Bank" and collectively, the "Banks"); and U. S. BANK NATIONAL ASSOCIATION (formerly known as Firstar Bank, N. A.), as agent for the Banks (in such capacity, the "Agent").

                                 WITNESSETH:
                                 -----------

         WHEREAS, Borrower, the Banks and the Agent are parties to that certain Loan Agreement dated as of November 30, 2000 (the "Loan Agreement;" all capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Loan Agreement as amended by this Amendment); and

         WHEREAS, Borrower, the Banks and the Agent desire to amend the Loan Agreement in the manner hereinafter set forth to, among other things, (a) extend the Revolving Credit Period, (b) reduce the aggregate of the Revolving Credit Commitments to $135,000,000.00, (c) increase the Revolving Credit Commitment of Bank Hapoalim B.M. to $35,000,000.00, (d) reduce the Revolving Credit Commitment of Bank One, NA to $0.00 and eliminate Bank One, NA as a party to the Loan Agreement and the other Transaction Documents, (e) increase the interest rates applicable to the Loans, and (f) to convert the existing commitment fee due under the Loan Agreement to a facility fee;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, the Banks and the Agent hereby agree as follows:

         1. Pursuant to the terms of this First Amendment, the aggregate of the Revolving Credit Commitments of all of the Banks is being reduced to $135,000,000.00, and in connection with such reduction Bank One, NA shall cease to be a party to the Transaction Documents and its Revolving Credit Commitment shall be reduced to $0.00. All outstanding Loans of Bank One, NA shall be repaid by Loans made by each of the other Banks in proportion to their new respective Pro Rata Shares thereof (as the definition of Pro Rata Share is being amended herein), and the Revolving Credit Note of Bank One, NA shall be canceled.

         2. The first recital paragraph beginning with the word "WHEREAS" on the first page of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

         WHEREAS, Borrower has applied for a revolving credit facility from the Banks in the aggregate principal amount of up to $135,000,000.00; and

         3. The definitions of "Fed Funds Rate", "LIBOR Rate," "Pro Rata Share," "Revolving Credit Commitment" and "Revolving Credit Period" set forth in Section 1.01 of the Loan Agreement are hereby deleted in their entirety and the following substituted in lieu thereof:


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         "Fed Funds Rate shall mean a rate per annum equal to Thirty-Five
          --------------
Hundredths of One Percent (.35%) over and above the Fed Funds Base Rate, which Fed Funds Rate shall fluctuate as and when said Fed Funds Base Rate changes.

         LIBOR Rate shall mean a rate per annum equal to the sum of (a) the
         ----------
quotient of the (i) LIBOR Base Rate divided by (ii) one minus the applicable LIBOR Reserve Percentage plus (b) Thirty-Five Hundredths of One Percent
                         ----
(.35%) per annum. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage.

         Pro Rata Share shall mean for the item at issue, with respect to
         --------------
each Bank, a fraction (expressed as a percentage), the numerator of which is the portion of such item owned or held by such Bank and the denominator of which is the total amount of such item owned or held by all of the Banks. For example, (a) if the amount of the Revolving Credit Commitment of a Bank is $1,000,000.00 and the total amount of the Revolving Credit Commitments of all of the Banks is $5,000,000.00, such Bank's Pro Rata Share of the Revolving Credit Commitments would be Twenty Percent (20%) and (b) if the original principal amount of a Loan is $5,000,000.00 and the portion of such Loan made by one Bank is $500,000.00, such Bank's Pro Rata Share of such Loan would be Ten Percent (10%). As of the date of the First Amendment, the Pro Rata Shares of the Banks with respect to the Revolving Credit Commitments and the Loans are as follows: (a) Firstar (now known as U. S. Bank National Association) - Thirty-Seven and 370,370/10,000,000ths of One Percent (37.0370370%); (b) The Fuji Bank Limited - Eighteen and 5,185,185/10,000,000ths of One Percent (18.5185185%); (c) Comerica Bank -
Eighteen and 5,185,185/10,000,000ths of One Percent (18.5185185%); and (d)
Bank Hapoalim B.M. - Twenty-Five and 9,259,259/10,000,000ths of One Percent (25.9259259%).

         Revolving Credit Commitment shall mean, subject to (a) any
         ---------------------------
reduction of the Revolving Credit Commitments pursuant to Section 2.01(c) and (b) assignments of the Revolving Credit Commitments by the Banks to the extent permitted by Section 8.10: (i) with respect to Firstar (now known as U. S. Bank National Association), $50,000,000.00; (ii) with respect to The Fuji Bank Limited, $25,000,000.00; (iii) with respect to Comerica Bank, $25,000,000.00; and (iv) with respect to Bank Hapoalim B.M., $35,000,000.00.

         Revolving Credit Period shall mean the period commencing October 1,
         -----------------------
2001, and ending September 30, 2002."

         4. The following new definition of "First Amendment" shall be added to Section 1.01 of the Loan Agreement in proper alphabetical order as follows:

         First Amendment means that certain First Amendment to Loan
         ---------------
Agreement dated as of October 1, 2001 made by and among Borrower, the Agent and the Banks.

         5. Section 2.07(b) of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

         (b) From and including the date of the First Amendment to but excluding the last day of the Revolving Credit Period, Borrower shall pay to the Agent for the account of each Bank a nonrefundable facility fee on the Revolving Credit Commitment of each such Bank calculated by multiplying the Revolving Credit Commitment of each such Bank by the rate of One-Eighth of One Percent (1/8%) per annum. Said facility fee shall be (i) calculated on a daily basis, (ii) payable quarterly in arrears on each March 31, June 30, September 30 and December 31 during the Revolving


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Credit Period commencing December 31, 2001, and on the last day of the
Revolving Credit Period, (iii) prorated for any partial quarterly period, and (iv) calculated on an actual day, 360-day year basis.

For the portion of the fiscal quarter beginning on July 1, 2001 and ending on the day preceding the date of this First Amendment, Borrower shall pay to Agent for distribution to the Banks the commitment fee due under Section 2.07(b) of the Loan Agreement as in effect prior to the date of this First Amendment.

         6. The Note of Bank Hapoalim B.M. shall be amended and restated on the date hereof in the form of Exhibit A attached hereto to
                                           ---------
further evidence the increased Revolving Credit Commitment of Bank Hapoalim B.M. to $35,000,000.00, and all references in the Loan Agreement and in the other Transaction Documents to the Note of Bank Hapoalim B.M., and other references of similar import, shall henceforth be amended and deemed to refer to or include the amended and restated Note of Bank Hapoalim B.M. in the form of Exhibit A attached hereto.
            ---------

         7. Borrower hereby agrees to reimburse the Agent upon demand for all out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by the Agent in the preparation, negotiation and execution of this Amendment. All of the obligations of Borrower under this paragraph shall survive the payment of the Borrower's Obligations and the termination of the Loan Agreement.

         8. All references in the Loan Agreement to "this Agreement" and any other references of similar import shall henceforth mean the Loan Agreement as amended by this Amendment.

         9. Except to the extent specifically amended by this Amendment, all of the terms, provisions, conditions, covenants, representations and warranties contained in the Loan Agreement shall be and remain in full force and effect and the same are hereby ratified and confirmed.

         10. This Amendment shall be binding upon and inure to the benefit of Borrower, the Banks and the Agent and their respective successors and assigns, except that Borrower may not assign, transfer or delegate any of its rights or obligations under the Loan Agreement as amended by this Amendment.

         11. Borrower hereby represents and warrants to the Agent and each Bank that:

                  (a) the execution, delivery and performance by Borrower of this Amendment are within the corporate powers of Borrower, have been duly authorized by all necessary corporate action and require no action by or in respect of, consent of or filing or recording with, any governmental or regulatory body, instrumentality, authority, agency or official or any other Person;

                  (b) the execution, delivery and performance by Borrower of this Amendment do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, the terms of the Articles of Incorporation or Bylaws of Borrower, any applicable law, rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory body, instrumentality authority, agency or official or any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its Property is bound or to which Borrower or any of its Property is subject;

                  (c) this Amendment has been duly executed and delivered by Borrower and constitutes the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity
(regardless of whether such enforceability is considered in a proceeding in equity or at law);


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                  (d)      all of the representations and warranties made by
Borrower in the Loan Agreement and/or in any other Transaction Document are true and correct in all material respects on and as of the date of this Amendment as if made on and as of the date of this Amendment; and

                  (e) as of the date of this Amendment, no Default or Event of Default under or within the meaning of the Loan Agreement has occurred and is continuing.

         12. In the event of any inconsistency or conflict between this Amendment and the Loan Agreement, the terms, provisions and conditions contained in this Amendment shall govern and control.

         13. This Amendment shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).

         14. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT BORROWER, THE AGENT AND THE BANKS FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS REACHED BY BORROWER, THE AGENT AND THE BANKS COVERING SUCH MATTERS ARE CONTAINED IN THE LOAN AGREEMENT AS AMENDED BY THIS AMENDMENT AND THE OTHER TRANSACTION DOCUMENTS, WHICH LOAN AGREEMENT AS AMENDED BY THIS AMENDMENT AND OTHER TRANSACTION DOCUMENTS ARE A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENTS AMONG BORROWER, THE AGENT AND THE BANKS, EXCEPT AS BORROWER, THE AGENT AND THE BANKS MAY LATER AGREE IN WRITING TO MODIFY THEM.

         15. Notwithstanding any provision contained in this Amendment to the contrary, this Amendment shall not be effective unless and until the Agent shall have received:

                  (a) this Amendment, duly executed by Borrower and each Bank;

                  (b) a copy of resolutions of the Board of Directors of Borrower, duly adopted, which authorize the execution, delivery and performance of this Amendment;

                  (c) an incumbency certificate, executed by the Secretary of Borrower, which shall identify by name and title and bear the signatures of all of the officers of Borrower executing this Amendment; and

                  (d) a certificate of corporate good standing of Borrower issued by the Secretary of State of the State of Missouri.

         IN WITNESS WHEREOF, Borrower, the Banks and the Agent have executed this First Amendment to Loan Agreement effective as of the 1st day of October, 2001.

                              LACLEDE GAS COMPANY


                              By:    /s/ R. L. Krutzman
                                     ---------------------------------------
                              Title: Treasurer & Assistant Secretary
                                     ---------------------------------------


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


                              U. S. BANK NATIONAL ASSOCIATION


                              By:    /s/ Eric Hartman
                                     ---------------------------------------
                              Title: Vice President
                                     ---------------------------------------


                              BANK ONE, NA


                              By:    /s/ Dawn M. Lawler
                                     ---------------------------------------
                              Title: Vice President
                                     ---------------------------------------


                              THE FUJI BANK LIMITED


                              By:    /s/ Peter L. Chinnici
                                     ---------------------------------------
                              Title: Senior Vice President & Group Head
                                     ---------------------------------------


                              COMERICA BANK


                              By:    /s/ Neran Shaya
                                     ---------------------------------------
                              Title: Vice President
                                     ---------------------------------------


                              BANK HAPOALIM B.M.


                              By:    /s/ Michael J. Byrne                       /s/ Thomas J. Hepperle
                                     ---------------------------------------    ---------------------------------------
                              Title: VP--Sr. Lending Officer                    Vice President
                                     ---------------------------------------    ---------------------------------------


                              U. S. BANK NATIONAL ASSOCIATION, as Agent


                              By:    /s/ Eric Hartman
                                     ---------------------------------------
                              Title: Vice President
                                     ---------------------------------------
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